Exhibit 10.20

AXT, INC.

RESTRICTED STOCK AGREEMENT

AXT, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Award (the “Grant Notice”) to which this Restricted Stock Agreement (together with the Grant Notice, the “Agreement”) is attached an Award consisting of Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the AXT, Inc. 2007 Equity Incentive Plan (the “Plan ”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan in the form most recently registered with the Securities and Exchange Commission (the “Plan Prospectus ”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.                                       DEFINITIONS AND CONSTRUCTION.

1.1.                              Definitions. Unless otherwise defined in the Grant Notice, defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

1.2.                              Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.                                      ADMINISTRATION.

All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.                                      THE AWARD.

3.1.                              Grant and Issuance of Shares. On the Date of Grant, the Participant will acquire and the Company will issue, subject to the provisions of this Agreement, a number of Shares equal to the Total Number of Shares set forth in the Grant Notice. As a condition to the issuance of the Shares, the Participant shall execute and deliver to the Company along with the

Grant Notice (a) the Joint Escrow Instructions in the form attached to the Grant Notice and (b) the Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form attached to the Grant Notice.

3.2.                              No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or for its benefit.

3.3.                              Certificate Registration. The certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.4.                              Issuance of Shares in Compliance with Law. The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.                                       VESTING CONDITIONS.

4.1.                              Normal Vesting. Except as provided in Section 4.2, the Shares shall vest and become Vested Shares as provided in the Grant Notice. No additional Shares will become Vested Shares following the Participant’s termination of Service for any reason. Shares that are not Vested Shares (“Un vested Shares”) shall be subject to the reacquisition rights set forth in Section 5.1 below.

4.2.                              Acceleration of Vesting Upon a Change in Control. In the event of a Change in Control, the Participant shall be fully and immediately vested in one hundred percent (100%) of the Shares subject to this Award on the effective date of the Change in Control, so long as the Participant’s Service has not terminated prior to the effective date of the Change in Control. The vesting of any Shares and the lapsing of the Company Reacquisition Right as to any Shares solely by reason of this Section 4.2 shall be conditioned upon the consummation of the Change in Control.

5.                                       COMPANY REACQUISITION RIGHT.

5.1.                              Grant of Company Reacquisition Right. In the event that (a) the Participant’s Service terminates for any reason or no reason, with or without cause, or (b) the

Participant, the Participant’s legal representative, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event), including, without limitation, any transfer to a nominee or agent of the Participant, any Unvested Shares, the Company shall automatically reacquire the Unvested Shares (the number of which shall be determined as of the earlier to occur of either the event described above in clause (a) or the event described above in clause (b)), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2.                              Ownership Change Event. Upon the occurrence of an Ownership Change Event, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares shall be Immediately subject to the Company Reacquisition Right and included in the terms “Shares,” “Stock,” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event.

6.                                       TAX MATTERS.

6.1.                           Tax Withholding. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from any amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award, including, without limitation, obligations arising upon (a) the transfer of Shares to the Participant, (b) the lapsing of any Vesting Conditions with respect to any Shares, (c) the filing of an election to recognize tax liability, or (d) the transfer by the Participant of any Shares. The Company shall have no obligation to deliver the Shares or to release any Shares from an escrow established pursuant to this Agreement until the tax withholding obligations of the Company have been satisfied by the Participant.

6.2.                              Election Under Section 83(b) of the Code.

(a)                                  The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the Shares pursuant to the Company Reacquisition Right has lapsed. The Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Shares rather than when and as the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Shares. The Participant understands that failure to make a timely filing under Section 83(b) will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Shares at the time such restrictions lapse, The Pm1icipant further understands, however, that if Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited Shares over the amount realized (if any) upon their forfeiture. If the Participant has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Participant understands that he or she will be unable to recognize any loss on the forfeiture of the Shares even though the Participant incurred a tax liability by making an election under Section 83(b).

(b)                                 The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant. The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the acquisition of Shares hereunder. ANY ELECTION UNDER SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE PARTICIPANT ACQUIRES THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

(c)                                  The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

7.                                       ESCROW.

7.1.                              Establishment of Escrow.  To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, the Participant agrees to deliver to and deposit with an escrow agent designated by the Company the ‘certificate evidencing the Shares, together with an Assignment Separate from Certificate with respect to such certificate duly endorsed (with date and number of shares blank) in the form attached to the Grant Notice, to be held by the agent under the terms and conditions of the Joint Escrow Instructions in the form attached to the Grant Notice (the “Escrow”). The Company shall bear the expenses of the Escrow.

7.2.                              Delivery of Shares to Participant. The Company shall, to the extent described in the Joint Escrow Instructions, give to the escrow agent a written notice directing the escrow agent to deliver such Shares to the Participant. As soon as practicable after receipt of such notice, the escrow agent shall deliver to the Participant the Shares specified in such notice, and the Escrow shall terminate with respect to such Shares.

8.                                       ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

In the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, combination, exchange of shares, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to this Agreement. Any and all new, substituted or additional securities or other property to which Participant is entitled by reason of his or her ownership of the Shares will be immediately subject to the provisions of this Agreement and the Escrow on the same basis as all Shares originally acquired hereunder and will be included in the terms “Shares” and “Stock” for all purposes of this Agreement and the Escrow with the same force and effect as the Shares presently subject thereto. The adjustments determined by the Board pursuant to this Section 7 shall be final, binding and conclusive.

9.                                       LEGENDS.

The Company may at any time place legends referencing the Company Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing the Shares. The Pm1icipant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in the possession of the Participant in order to carry out the provisions of this Section.

10.                                 TRANSFERS IN VIOLATION OF AGREEMENT.

No Shares may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Pm1icipant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop trm1sfer instruction with respect to the Shares to the Company’s transfer agent.

11.                                 RIGHTS AS A STOCKHOLDER.

The Participant shall have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of the Compm1Y or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7. Subject to the provisions of this Agreement, the Participant shall be entitled to all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 6.

12.                                 RIGHT TO CONTINUED SERVICE WITH THE COMPANY.

Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

13.                                 MISCELLANEOUS PROVISIONS.

13.1.                        Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 4 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing. Notwithstanding any other provision of this Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of the Participant, amend this Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming this Agreement to any present or future law, regulation or rule applicable to this Agreement, including, but not limited to, Section 409 A of the Code and all applicable guidance promulgated thereunder.

13.2.                        Nontransferability of the Award. The right to acquire Shares pursuant to the Award may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. During the lifetime of the Participant, all rights with respect to this Award shall be exercisable only by the Participant.

13.3.                        Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4.                        Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.5.                        Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other addressed as such party may designate in writing from time to time to the other party.

(a)                                  Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)                                 Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Chief Financial Officer of the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.S(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6.                        Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein, the provisions of the Grant Notice, the Agreement and the Plan shall remain in full force and effect at all times in respect of this Award.

13.7.                        Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

13.8.                        Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Accepted by:

Date:

AXT, INC.

STOCK OPTION AGREEMENT

AXT, Inc. has granted to the individual (the “Optionee”) named in the Notice of Grant of Stock Option (the “Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Notice and this Option Agreement.  The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the AXT, Inc. 2007 Equity Incentive Plan as set forth in the Notice (the “Plan”), as amended to the Date of Option Grant, the provisions of which are incorporated herein by reference.  By signing the Notice, the Optionee: (a) represents that the Optionee has read and is familiar with the terms and conditions of the Notice, the Plan and this Option Agreement, including the Effect of Termination of Service set forth in Section 7, (b) accepts the Option subject to all of the terms and conditions of the Notice, the Plan and this Option Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, the Plan or this Option Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Option Agreement.

1.             DEFINITIONS AND CONSTRUCTION.

1.1           Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

1.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.             TAX CONSEQUENCES.

2.1           Tax Status of Option.  This Option is intended to have the tax status designated in the Notice.

(a)           Incentive Stock Option.  If the Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such.  The Optionee should consult with the Optionee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.  (NOTE TO OPTIONEE: If the Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

(b)           Nonstatutory Stock Option.  If the Notice so designates, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

2.2           ISO Fair Market Value Limitation.  If the Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Optionee under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options.  For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code.  If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Optionee may designate which portion of such Option the Optionee is exercising.  In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Separate certificates representing each such portion shall be issued upon the exercise of the Option.  (NOTE TO OPTIONEE: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

3.             ADMINISTRATION.

All questions of interpretation concerning this Option Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Option.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

4.             EXERCISE OF THE OPTION.

4.1           Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Date of Option Grant (or if later, the Optionee’s Service commencement date) and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option.

4.2           Method of Exercise.  Exercise of the Option shall be by electronic or written notice (the “Exercise Notice”) in a form authorized by the Company.  An electronic Exercise Notice must be digitally signed or authenticated by the Optionee in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company).  In the event that the Optionee is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Optionee and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company).  Each Exercise Notice, whether electronic or written, must state the Optionee’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3           Payment of Exercise Price.

(a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) by any combination of the foregoing.

(b)           Limitations on Forms of Consideration.

(i)            Tender of Stock.  Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  The Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(ii)           Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any such program or procedure, including with respect to the Optionee notwithstanding that such program or procedures may be available to others.

4.4           Tax Withholding.

(a)           In General.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Optionee.

(b)           Withholding in Shares.  The Company may permit or require the Optionee to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Optionee upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.  Any adverse consequences to the Optionee resulting from the procedure permitted under this Section, including, without limitation, tax consequences, shall be the sole responsibility of the Optionee.

4.5           Beneficial Ownership of Shares; Certificate Registration.  The Optionee hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Optionee with any broker with which the Optionee has an account relationship of which the Company has notice any or all shares acquired by the Optionee pursuant to the exercise of the Option.  Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

4.6           Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7           Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.             NONTRANSFERABILITY OF THE OPTION.

During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative.  The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Optionee or the Optionee’s beneficiary, except transfer by will or by the laws of descent and distribution.  Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

6.             TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.             EFFECT OF TERMINATION OF SERVICE.

7.1           Option Exercisability.  The Option shall terminate immediately upon the Optionee’s termination of Service to the extent that it is then unvested and shall be exercisable after the Optionee’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(a)           Disability.  If the Optionee’s Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b)           Death.  If the Optionee’s Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.  The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.

(c)           Other Termination of Service.  If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such other longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

7.2           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6 or a sale of shares pursuant to a Cashless Exercise of the Option would violate the provisions of the Company’s Insider Trading Policy, the Option shall remain exercisable until three (3) months after the date such exercise or sale, as the case may be, would no longer be prevented by such provisions, but in any event no later than the Option Expiration Date.

7.3           Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

7.4           Termination for Cause.  Except as otherwise provided in a contract of employment or service between a Participating Company and the Optionee, and notwithstanding any other provision of this Option Agreement to the contrary, if the Optionee’s Service with the Participating Company Group is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

8.             CHANGE IN CONTROL.

8.1           Definitions:

(a)           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company.

(b)           “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Optionee’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i)            an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 8.1(a)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii)           the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2           Effect of Change in Control on Option.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Optionee, either assume the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation’s stock.  For purposes of this Section 8.2, the Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled.  The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control.  Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its sole discretion.

9.             ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Option, and in the exercise per share, in order to prevent dilution or enlargement of the Optionees’ rights under the Option.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the Option shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number.  The Committee in its sole discretion, may also make such adjustments in the terms of the Option to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.  The adjustments determined by the Committee pursuant to this Section 9 shall be final, binding and conclusive.

10.           RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.

The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9.  If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee’s employment is “at will” and is for no specified term.  Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s Service as an Employee or Consultant, as the case may be, at any time.

11.           NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement.  In addition, if the Notice designates this Option as an Incentive Stock Option, the Optionee shall (a) promptly notify the Chief

Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year after the date the Optionee exercises all or part of the Option or within two (2) years after the Date of Option Grant and (b) provide the Company with a description of the circumstances of such disposition.  Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Option Grant.  At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers.  The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

12.           LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions, and, if applicable, that the shares were acquired upon exercise of an Incentive Stock Option on all certificates representing shares of stock subject to the provisions of this Option Agreement.  The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

13.           MISCELLANEOUS PROVISIONS.

13.1         Binding Effect.  Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.2         Termination or Amendment.  The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to, Section 409A, or is required to enable the Option, if designated an Incentive Stock Option in the Notice, to qualify as an Incentive Stock Option.  No amendment or addition to this Option Agreement shall be effective unless in writing.

13.3         Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

13.4         Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Optionee by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)           Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Optionee electronically.  In addition, the Optionee may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)           Consent to Electronic Delivery.  The Optionee acknowledges that the Optionee has read Section 13.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and the delivery of the Grant Notice and Exercise Notice, as described in Section 13.4(a).  The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing.  The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Optionee may revoke his or her consent to the electronic delivery of documents described in Section 13.4(a) or may change the electronic mail address to which such documents are to be delivered (if Optionee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Optionee understands that he or she is not required to consent to electronic delivery of documents described in Section 13.4(a).

13.5         Integrated Agreement.  The Notice, this Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Notice and the Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

13.6         Applicable Law.  This Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

13.7         Counterparts.  The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

☐ Incentive Stock Option	Optionee:
☐ Nonstatutory Stock Option
Date:

STOCK OPTION EXERCISE NOTICE

AXT, Inc.

Attention: Chief Financial Officer

4281 Technology Drive
Fremont, California 94538

Ladies and Gentlemen:

1.             Option.  I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of AXT, Inc. (the “Company”) pursuant to the Company’s equity incentive plan identified below  (the “Plan”), my Notice of Grant of Stock Option (the “Notice”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Company Equity Incentive Plan:	2007 Equity Incentive Plan

Grant Number:

Date of Option Grant:

Number of Option Shares:

Exercise Price per Share:	$

2.             Exercise of Option.  I hereby elect to exercise the Option to purchase the following number of Shares:

Total Shares Purchased:

Total Exercise Price (Total Shares X Price per Share)	$

3.             Payments.  I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

☐ Cash:	$

☐ Check:	$

☐ Tender of Company Stock:	Contact Plan Administrator

☐ Cashless exercise (same-day sale)	Contact Plan Administrator

4.             Tax Withholding.  Subject to the Option Agreement, I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option.  If I am exercising a Nonstatutory Stock Option, I enclose payment in full of my withholding taxes, if any, as follows:

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(Contact Plan Administrator for amount of tax due.)

☐ Cash:	$

☐ Check:	$

☐ Tender of Company Stock:	Contact Plan Administrator

☐ Cashless Exercise (same-day sale)	Contact Plan Administrator

5.             Optionee Information.

My address is:

My Social Security Number is:

6.             Notice of Disqualifying Disposition.  If the Option is an Incentive Stock Option, I agree that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the Shares within one (1) year from the date I exercise all or part of the Option or within two (2) years of the Date of Option Grant.

7.             Binding Effect.  I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement, to all of which I hereby expressly assent.  This Agreement shall inure to the benefit of and be binding upon the my heirs, executors, administrators, successors and assigns.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice and my Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

AXT, INC.

By:

Title:

Dated:

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AXT, INC.

2007 EQUITY INCENTIVE PLAN

JOINT ESCROW INSTRUCTIONS

(Restricted Stock Award)

These Joint Escrow Instructions are entered into as of                               , 200    .

RECITALS

AXT, Inc., a Delaware corporation (the “Company”), and                                          (the “Participant”) desire to appoint the Secretary of the Company as their agent (the “Agent”) with respect to certain certificate(s) evidencing shares of the Company’s common stock (the “Stock”) acquired pursuant to the Notice of Grant of Restricted Stock and Restricted Stock Agreement attached hereto as Exhibit A (collectively the “Agreement”).

ESCROW INSTRUCTIONS

The Company and the Participant hereby authorize and direct the Agent to hold the documents and certificate(s) delivered to the Agent pursuant to these Escrow Instructions and to take the following actions with respect thereto, and the Company and the Participant hereby agree as follows:

(a)           The Participant hereby delivers and/or agrees to deliver to the Agent the Participant’s certificate(s) evidencing the Stock and an Assignment Separate From Certificate executed in blank.  The Participant irrevocably authorizes the Company to deposit with the Agent any certificate(s) evidencing shares of the Company’s common stock acquired by the Participant pursuant to the Agreement which the Company may from time to time issue to the Participant during the term of these Escrow Instructions.

(b)           The provisions of these Escrow Instructions shall apply for so long as the Stock is subject to the Company Reacquisition Right set forth in the Agreement (the “Reacquisition Right”).  Upon termination of the Company’s Reacquisition Right, this escrow shall terminate.

(c)           In the event the Company shall elect to exercise any of the Reacquisition Right, the Company shall give to the Participant and the Agent a written notice (the “Reacquisition Notice”) which states (a) the terms and conditions of such reacquisition, determined in accordance with the provisions of the Agreement, and (b) a time and date for a closing hereunder at the principal office of the Company.  The Participant and the Company hereby irrevocably authorize and direct the Agent to close the transaction contemplated by the Reacquisition Notice in accordance with the terms of the Reacquisition Notice.  At the closing, the Agent shall deliver the certificate(s) evidencing the shares of Stock to be transferred to the Company.  The balance of any such shares of Stock shall be retained by the Agent and held in accordance with these Escrow Instructions.

(d)           The Company may at any time release some or all of the Stock from the provisions of these Escrow Instructions by giving written notice to the Participant and the Agent directing delivery to the Participant of the shares of Stock to be released.  The Participant may

1

request that the Company direct the Agent to release from the provisions of these Escrow Instructions the shares of Stock which are no longer subject to the Company’s Reacquisition Right, and the Company shall give to the Participant and the Agent written notice directing delivery to the Participant of the shares of Stock to be released.  The Agent shall use its best efforts to cause the certificate(s) evidencing the Stock held by the Agent to be delivered to the Participant pursuant to such notice within ten (10) days from receipt of such notice.

(e)           To facilitate the exercise of any of the Reacquisition Right, and the performance of these instructions, the Participant does hereby constitute and appoint the Agent as the Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other instruments which shall be necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated.  The Participant understands that such appointment is coupled with an interest and is irrevocable.  Subject to the provisions of these Escrow Instructions, the Participant shall exercise all rights and privileges of a stockholder of the Company while the Stock is held by the Agent; provided, however, the Participant may not sell, transfer, dispose of, or in any manner encumber any shares of the Stock while such shares of Stock are held by Agent hereunder.

(f)            If at the time of termination of this escrow, the Agent shall have in its possession any documents, securities, or other property belonging to the Participant, the Agent shall deliver all of same to the Participant and shall be discharged of all further obligations hereunder.

(g)           The Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by the Company and the Participant, and approved by the Agent.

(h)           The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith.

(i)            The Agent is hereby expressly authorized to disregard any and all warnings by any of the parties hereto or by any other person, firm, corporation, or other entity, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court.  In the event the Agent obeys or complies with any such order, judgment, or decree of any court, the Agent shall not be liable to any of the parties hereto or to any other person, firm, corporation, or other entity by reason of such compliance notwithstanding that any such order, judgment, or decree shall be subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(j)            The Agent shall not be liable in any respect on account of the identity, authorities, or rights of the parties executing or delivering or purporting to execute or deliver any agreements or documents called for by the Agreement or any documents or papers deposited or called for hereunder.

(k)           The Agent shall not be liable for the barring of any rights under the statute of limitations with respect to these Escrow Instructions or any documents deposited with the Agent.

2

(l)            By signing these Escrow Instructions, the Agent becomes a party hereto only for the purpose of said Escrow Instructions.  The Agent shall not be considered a party to the Agreement or to any documents or agreements called for by the Agreement.

(m)          The Agent may resign from its duties hereunder at any time upon written notice to the Company and the Participant and delivery of all documents and certificates held in this escrow to the successor escrow agent.  If a successor escrow agent has not been appointed within thirty (30) days, the Agent may deliver all such documents and certificates to the Company, at which time, all further responsibilities and duties of the Agent shall cease.

(n)           If prior to the termination of these Escrow Instructions the Agent shall resign or otherwise cease to operate as escrow agent, a successor escrow agent shall be designated by the Board of Directors of the Company.  The Board of Directors of the Company may, at any time, substitute another party in the Agent’s place as escrow agent hereunder, and the Participant hereby expressly accepts such substitution.

(o)           All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(1)           if to the Company, to:

AXT, Inc.

4281 Technology Drive

Fremont, California 94538

Attn:  Chief Financial Officer

(2)           if to the Participant, to the address set forth below the Participant’s signature below.

(3)           if to the Agent, to:

Corporate Secretary

AXT, Inc.

4281 Technology Drive

Fremont, California 94538

(p)           The provisions of these Escrow Instructions shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(q)           These Escrow Instructions shall be governed, to the fullest extent possible, by the laws contained in the California Commercial Code, including any regulations or judicial interpretations with respect thereto.  To the extent that any matter is not governed by the laws contained in the California Commercial Code, such matter shall be governed by the laws of the state of the Participant’s residence as such laws are applied to agreements between residents of such state entered into and to be performed entirely within such state.

3

(r)            The terms and conditions of these Escrow Instructions, including all terms and conditions incorporated by reference herein, shall survive the exercise of the option granted pursuant to the Agreement and shall continue in full force and effect thereafter.

(s)         These Escrow Instructions and the Agreement contain the entire understanding of the Company and the Participant with respect to the subject matter contained herein, and there are no other contracts, agreements, understandings, representations, warranties, or covenants with respect to the subject matter contained herein.

IN WITNESS WHEREOF, the Company and the Participant have executed these Escrow Instructions as of the date first above written.

AXT, INC.

By:

Title:

PARTICIPANT:

Signature

Address
ESCROW AGENT:

By

4

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto

(                          ) shares of the                              Capital Stock of AXT, Inc. standing in the undersigned’s name on the books of said corporation represented by Certificate No.                             herewith and does hereby irrevocably constitute and appoint                                                                  Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:
Signature

Print Name

Instructions:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its Reacquisition Right set forth in the Agreement without requiring additional signatures on the part of the Participant.

AXT, INC.

NOTICE OF GRANT OF RESTRICTED STOCK AWARD

                                          (the “Participant”) has been granted an award (the “Award”) pursuant to the AXT, Inc. 2007 Equity Incentive Plan (the “Plan”) of certain shares of Common Stock (the “Shares”) of AXT, Inc., as follows:

Grant Number:

Date of Grant:

Total Number of Shares:

Initial Vesting Date:	The one-year anniversary of the Date of Grant.

Vested Shares:

Except as provided in the Restricted Stock Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Total Number of Shares by the “Vested Ratio” determined as of such date as follows:

		Vested Ratio
	Prior to Initial Vesting Date	0%

	On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	33%

	On each subsequent anniversary of the Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	33%

By their signatures below, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Agreement attached to and made a part of this document.  The Participant acknowledges receipt of a copy of the Plan and the Restricted Stock Agreement, and represents that the Participant has read and is familiar with the provisions of the Plan, this Grant Notice and the Restricted Stock Agreement, and hereby accepts the Award subject to all applicable terms and conditions.

AXT, INC.	PARTICIPANT

By:
Signature
Its:
Date

Address	Address

ATTACHMENTS:               AXT, Inc. 2007 Equity Incentive Plan, Restricted Stock Agreement; Joint Escrow Instructions; Assignment Separate from Certificate

AXT, INC.

TIME SENSITIVE MATERIAL

YOUR IMMEDIATE ATTENTION IS REQUIRED

TO:	[Employee Name]

FROM:	[Company Officer]

DATE:

RE:	Section 83(b) Election in Connection with Your Receipt of a Restricted Stock Award

YOUR RESTRICTED STOCK AWARD GRANT DATE:

SEC. 83(b) ELECTION POSTMARK DEADLINE(1):

On the grant date above, you acquired unvested shares of the company’s stock pursuant to a restricted stock award.  The income tax consequences of your receipt of unvested shares of stock and the subsequent vesting of those shares are quite complex, and we strongly urge you to consult with a tax or financial advisor knowledgeable regarding your financial circumstances and restricted stock award.

As described in the attached memorandum prepared by our legal counsel, you may derive significant tax benefits by filing with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”).  However, if you wish to make a Section 83(b) Election, it must be filed with the IRS no later than 30 days after the date on which you acquired your restricted stock.  THEREFORE, YOUR PROMPT ATTENTION TO THIS MATTER IS REQUIRED.

Please review the attached memorandum.  If you decide to file a Section 83(b) Election, a sample form of Section 83(b) Election is enclosed for your convenience.  However, as the taxpayer, you are solely responsible for the timely filing of your Section 83(b) Election.  Please follow the filing instructions contained in the memorandum.

The attached memorandum is intended only as a general guide.  Neither the company nor our legal counsel is providing you with tax or other legal advice.  We strongly recommend that you consult with your personal tax or financial advisor to determine whether filing a Section 83(b) Election is appropriate for you.

Enclosures

(1) The date 30 days after the date of grant of your restricted stock award.  If the deadline falls on Saturday, Sunday or a legal holiday, the filing will be timely if the U.S. mail postmark is on the next day that is not a Saturday, Sunday or a legal holiday.

MEMORANDUM

TO:	AXT, Inc.

FROM:	DLA Piper US LLP

DATE:	June 12, 2007

RE:	Election under Section 83(b) of the Internal Revenue Code upon Receipt of Unvested Shares of Stock

As counsel to AXT, Inc. (the “Company”), we have prepared this memorandum to assist you to alert participants who receive awards of restricted stock that are subject to the Company Reacquisition Right of the potential application of an election under Section 83(b) (a “Section 83(b) Election”) of the Internal Revenue Code of 1986.  A participant who wishes to make a Section 83(b) Election must file the election with the Internal Revenue Service (the “IRS”) no later than thirty (30) days after the date on which the unvested shares were acquired.  ACCORDINGLY, PROMPT ATTENTION TO THIS MATTER IS REQUIRED.

This information is intended to be a general summary of the issues involved for federal income tax purposes as of the date set forth above.  A participant’s particular circumstances may result in consequences different from those described.  In addition, the application of state, local, and foreign tax consequences is beyond the scope of this memorandum.  Participants are advised, therefore, to consult their own tax advisor regarding the tax consequences to the participant of the acquisition and vesting of shares of restricted stock and subsequent sale of the stock.

A participant who acquires unvested shares of stock (“Unvested Shares”) is subject to the Company Reacquisition Right (the “Reacquisition Right”) set forth in the participant’s restricted stock agreement.  The Reacquisition Right grants the Company the right to automatically reacquire without any monetary payment to the participant (i.e., the participant will forfeit) any shares remaining unvested on the participant’s termination of service with the Company.  By filing a Section 83(b) Election with the IRS no later than thirty (30) days after the acquisition of the Unvested Shares, the participant may change the amount of ordinary income recognized and the characterization of any gain recognized on a subsequent sale of the Unvested Shares.

1.             Section 83 and Treatment of Restricted Stock.  If a participant acquires, without payment of any purchase price, unvested shares of stock of his employer that is subject to a Reacquisition Right, then the fair market value of the stock on the date or dates the

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Reacquisition Right lapses (i.e., when the shares vest) is includable in the gross income of the participant in the year such Reacquisition Right lapses.

To avoid the potential characterization of post-acquisition appreciation as ordinary income and to defer the payment of tax on such appreciation until the stock is sold, the participant may file a Section 83(b) Election with the IRS no later than 30 days after the date on which the restricted stock is transferred to the participant (i.e., the date on which the award is granted).  The Section 83(b) Election details the terms of the transaction, and, by making the election, the participant agrees to report as ordinary income in the year of acquisition the excess, if any, of the fair market value of the Unvested Shares on the date the participant acquires them (without regard to the Reacquisition Right) over the purchase price, if any, actually paid for the Unvested Shares.

A Section 83(b) Election will result in immediate recognition of ordinary income equal to the fair market value of the Unvested Shares as of the date on which they are awarded to you.  Although the Section 83(b) Election states what the participant believes to be the fair market value of the stock, neither the participant’s nor the Company’s determination of the stock’s fair market value is binding on the taxing authorities, who might assert that the stock had a higher fair market value on the grant date than stated on the Section 83(b) Election.  By filing a Section 83(b) Election, any gain recognized by the participant on the stock attributable to post-exercise appreciation will be treated as a capital gain and will only be taxed at such time as the participant sells the stock.

2.             Making the Section 83(b) Election.

(a)           Federal.  To make a Section 83(b) Election, the participant must file the election with the IRS Service Center where the participant files his or her Form 1040 return no later than thirty (30) days after the date on which the participant acquires Unvested Shares.  A sample form of Section 83(b) Election is attached to this memorandum.  To complete the form, the participant should:

•                                          Enter the participant’s name, address and Social Security Number in Item 1.

•                                          Enter the number of Unvested Shares acquired in Item 2.

•                                          Enter the date and calendar year of the acquisition of Unvested Shares in Item 3.

•                                          Enter the total fair market value of the Unvested Shares as of the date of the award, the number of Unvested Shares acquired and their fair market value per share in Item 5.

•                                          Enter the total purchase price, if any, actually paid for the Unvested Shares the number of Unvested Shares purchased and the purchase price per share

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in Item 6.  If you did not pay cash consideration, then the amount paid will be zero.

•                                          Sign and date the form.

The participant should mail the fully completed, signed and dated original and one photocopy of the Section 83(b) Election to the IRS office where the participant files his or her federal income tax return.  We recommend that the Section 83(b) Election be sent by certified mail, return receipt requested and that the letter transmitting the election request that the IRS acknowledge receipt of the election by signing and dating or received-stamping the enclosed photocopy of the Section 83(b) Election.  A self-addressed, stamped envelope must be enclosed for return of the acknowledgment copy.

To be timely filed, the Section 83(b) Election must be postmarked by the U.S. Postal Service no later than 30 days after the date on which the participant acquired the Unvested Shares.  This is an absolute deadline.  There is no grace period, and no extension is available.  If the deadline falls on Saturday, Sunday or a legal holiday, the filing will be timely if the Section 83(b) Election is postmarked on the next day that is not a Saturday, Sunday or a legal holiday.

If the participant files the Section 83(b) Election, he or she must send a photocopy of the election to the Company for its records.  The participant should also retain a copy of the Section 83(b) Election.

Finally, the participant must file an additional copy of the section 83(b) Election with his or her federal income tax return for the taxable year in which the shares were purchased.

(b)           State.  Participants should consult with their personal tax or financial advisor to determine the state and local tax consequences with respect to the acquisition of Unvested Shares.

3.             Consultation with Tax Advisors.  DLA Piper US LLP is legal counsel to the Company and not to any individual affiliated with the Company.  This memorandum is intended only as a general guide.  It must not be construed as providing tax or other legal advice.  The tax consequences of restricted stock awards are complex and subject to change.  In addition, the circumstances of a particular participant may result in some variation of the above-described rules, and the application of state, local, or foreign taxes not described in this memorandum may affect a participant’s situation.  Accordingly, participants are urged to consult with their own personal tax or financial advisor prior to acquiring any restricted stock and prior to the sale of any such shares.

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SAMPLE

Internal Revenue Service

[IRS Service Center

where Form 1040 is Filed]

Re:          Section 83(b) Election

Dear Sir or Madam:

The following information is submitted pursuant to section 1.83-2 of the Treasury Regulations in connection with this election by the undersigned under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.             The name, address and taxpayer identification number of the taxpayer are:

Name:

Address:

Social Security Number:

2.                                       The following is a description of each item of property with respect to which the election is made:

shares of common stock of AXT, Inc. (the “Shares”), acquired from AXT, Inc. (the “Company”).

3.                                       The property was transferred to the undersigned on:

Restricted stock grant date:

The taxable year for which the election is made is:

Calendar Year

4.                                       The nature of the restriction to which the property is subject:

The Shares are subject to reacquisition by the Company upon the occurrence of certain events.  This reacquisition right lapses with regard to a portion of the Shares based upon the continued performance of services by the taxpayer over time.

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5.                                       The following is the fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of each property with respect to which the election is made:

$                                     (                           Shares at $                     per share).

The property was transferred to the taxpayer pursuant to the grant of a restricted stock award.

6.                                       The following is the amount paid for the property:

None.

7.                                       A copy of this election has been furnished to the Company, the corporation for which the services were performed by the undersigned.

Please acknowledge receipt of this election by date or received-stamping the enclosed copy of this letter and returning it to the undersigned.  A self-addressed stamped envelope is provided for your convenience.

Very truly yours,

Date:

Enclosures

cc:  AXT, Inc.

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SAMPLE

Date:

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

[IRS Service Center

where Form 1040 is Filed]

Re:          Section 83(b) Election

Name of Taxpayer:

SSN:

Dear Sir or Madam:

Enclosed please find an original and one copy of an election under section 83(b) of the Internal Revenue Code of 1986, as amended.

Please acknowledge receipt of the enclosed by date- or receive-stamping the enclosed copy of the election and returning it to the undersigned.  A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

Enclosures

ACKNOWLEDGMENT OF RECEIPT

OF SECTION 83(b) MATERIALS

The undersigned participant (“Participant”) hereby acknowledges receipt of a sample form for making an election pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended, and a memorandum regarding such election in connection with the Participant’s receipt of a restricted stock award under the AXT, Inc. 2007 Equity Incentive Plan.

Dated:
Signature

Name printed